Q 3 2 0 2 4

2 Disclaimer Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.” Non-GAAP Financial Measures This presentation contains adjusted gross profit, adjusted operating loss and adjusted net loss, which are non-GAAP financial measures. Adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Adjusted operating loss is GAAP operating loss as adjusted for non-cash stock-based compensation expense included in cost of revenues and operating expense . Adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in on valuation of warrant liabilities and convertible notes. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non- GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. In addition, our presentation of adjusted gross profit, adjusted operating loss and adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financial measure to evaluate our business.

3Continued Focus – Product development, operational efficiencies, customer growth and expansion, reducing liabilities, strategic cost cutting. Q3 2024 Overview Key Messages Net Profit $13.2M Executing on 2024 Focus  Achieved Profitability in the Quarter: Adj. EBITDA $29M Maturing Business in EMEA & APAC  2024 Core Focus Continues – Our Business Strategy: Innovate: Future Focus Capture: Significant Market Share Expand: Supporting Growth  Remain focused on production innovations and exciting upcoming R&D developments.  Deepen participation in the constantly developing battery supply chain economy.  Diversify revenue streams through products and services that support global energy transformation.  Investing in commercialization of high demand and key future technologies.  Continue optimization of core business, with our first profitable quarter reached in Q3, we strive to achieve sustained profitability.  Drive excellence in our sales pipeline and regional footprints, growing through geographical and market expansion.

Q 3 2 0 2 4 H I G H L I G H T S

Strong Q3 Revenue Growth

Expanding Commercial Vehicle Reach

Successes	Challenges	Q3 2024 Key Stats
▪ Successful new silicon-based product launch at IAA 2024 in Germany, a premier global mobility exhibition. ▪ Strong customer demand and revenue growth for the HpCO-53.5Ah.	▪ Growing preference for LFP in India and Thailand as affordability is prioritized. ▪ Global market uncertainty around elections and policy shift leading to decelerated roll-out of LCV platforms.	**\$101M** Revenue **\$278M** Backlog **27%** Y/Y Revenue Growth **33.2%** Gross Margin

HIGHLIGHTS

- EMEA achieved revenue in 3Q of \$59.5M, with >200% Y/Y growth.
- MpCO-48Ah and HpCO-53.5Ah continue adoption by OEMs for hybrid/fuel cell applications.
- Successfully expanded into agricultural and hybrid construction machinery.

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6 Business Developments High Performance Cells Driving Demand in Heavy Industrials OEM Vehicle Battery Type Highlights Anticipated to start serial production in 2025 Construction MpCO-48Ah/HpCO-53.5Ah Gen 4 MV-B & C pack HpCO-53.5Ah Gen 4 MV-B & C pack Expected to see revenues in 2024 Mining and Dump Trucks MpCO-48Ah Gen 4 MV-B & C pack Expected to see revenues in 2024 Commercial Truck

Q 3 2 0 2 4 F I N A N C I A L S

8 Q3 2024 Financial Overview Record Third Quarter – Our Sights are on Sustained Profitability Revenue Gross Profit Adjusted EBITDA Net Profit 81.4 83.7 101.4 Q1 Q2 Q3 M IL LI O N S U SD 17.2 27.2 33.6 21 .2% 32 .5% 33 .2% 0% 20% 40% 60% 80% 100% 0 10 20 30 40 Q1 Q2 Q3 M IL LI O N S U SD (3.7) (55.3) 28.6 Q1 Q2 Q3 M IL LI O N S U SD (24.8) (78.4) 13.2 Q1 Q2 Q3 M IL LI O N S U SD

Q3 2024 P&L

($ in thousands)

GAAP Income Statement

	Three-Months Ended Sept. 30		Nine-Months Ended Sept. 30	
	2024	**2023**	**2024**	**2023**
Revenue	101,388	80,116	266,414	202,042
Cost of revenues	(67,776)	(62,232)	(188,382)	(167,839)
Gross Profit	**33,612**	**17,884**	**78,032**	**34,203**
Gross Margin	**33.2%**	**22.3%**	**29.3%**	**16.9%**
General and administrative expenses	(11,841)	(24,980)	(59,146)	(68,874)
Research and development expenses	(10,692)	(13,241)	(32,291)	(33,609)
Selling and marketing expenses	(4,963)	(6,031)	(15,580)	(16,916)
Impairment loss	(12)	(422)	(64,924)	(473)
Operating expense	**(27,508)**	**(44,674)**	**(171,941)**	**(119,872)**
Subsidy Income	1,082	442	2,351	1,156
Profit/(loss) from operations	**7,186**	**(26,348)**	**(91,558)**	**(84,513)**
Change in fair value of warrants and convertible loan	2,766	(42)	1,240	(25)
Others	3,295	218	299	2,717
Net profit/(loss) before income tax	**13,247**	**(26,172)**	**(90,019)**	**(81,821)**
Income tax	-	-	-	-
Net profit/(loss)	**13,247**	**(26,172)**	**(90,019)**	**(81,821)**
Less: net income attributable to noncontrolling interests	-	(42)	-	(21)
Net profit/(loss) attributable shareholders	**13,247**	**(26,130)**	**(90,019)**	**(81,800)**

Revenue vs. Prior Year Period

- Revenue rose 27% year-over-year, with EMEA contributing 59% of quarterly and 51% of nine-month revenue.
- Gross margin improved by 10.9 pp for the quarter and 12.4 pp over the nine-month period.

Operating Expenses vs. Prior Year Period

- G&A: Decrease primarily due to reduction in share-based compensation (SBC); nine-month reduction partially offset by higher professional fees and insurance.
- R&D: Decrease largely due to reduction in SBC and other cost control initiatives in the quarter; reduction in SBC for nine months.
- S&M: Decrease attributed to cost control measures implemented beginning in May 2024. For the nine-month period there was a reduction primarily due to SBC.

Net Profit: Achieved first profitable quarter

- Established business segments in APAC and EMEA.
- Strategic U.S. cost reductions and consolidations.

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10 Q3 2024 Revenue by Region ($ in thousands) Three-Months Ended Sept. 30Revenue by region Y/Y %20232024 -57%24,61110,550APAC (Ex. China) -21%36,28928,716China 212%19,03459,479EMEA 1352%1822,643USA 27%80,116101,388Total Three-Months Ended Sept. 30 Nine-Months Ended Sept. 30Revenue by region Y/Y %20232024 -22%46,28036,215APAC (Ex. China) -22%115,02389,190China 251%38,556135,145EMEA 169%2,1835,864USA 32%202,042266,414Total Nine-Months Ended Sept. 30 APAC (Ex. China), 10% China, 28% EMEA, 59% USA, 3% 2024 APAC (Ex. China), 31% China, 45% EMEA, 24% USA, 0% 2023 APAC (Ex. China), 14% China, 33% EMEA, 51% USA, 2% 2024 APAC (Ex. China), 23% China, 57% EMEA, 19% USA, 1% 2023

11 Cash Flow Statement ($ in thousands) Nine-Months Ended Sept. 30Consolidated Cash Flow 2024 (90,019)Net income/(loss) Operating activities: 68,766Impairment, disposal, write downs 20,344Other operating activities 23,023DD&A 30,289SBC 27,319Receivables (4,144)Inventory (78,865)Liabilities & expenses (3,287)Net cash from operating activities Investing activities: (17,536)PP&E 5,564Short-term investments (11,972)Net cash from investing activities Financing activities: 95,373Proceeds (48,738)Repayments 46,635Net cash from financing activities (4,598)Exchange rate changes 26,778Increase (decrease) in cash, cash equivalents and restricted cash 88,189Cash, cash equivalents and restricted cash at beginning of the period 114,967Cash, cash equivalents and restricted cash at end of the period Net Loss  $90M impacted cash flow, but was partially offset by non-cash adjustments, including $30.3M in SBC and $68.8M from impairments, write downs, and disposals. Operating Cash Flow  Net outflow of $3.3M, supported by positive adjustments in receivables $27.3M, though offset by changes in liabilities and expenses $78.9M. Investing Activities  Net outflow of $12M, primarily due to $17.5M in net capital expenditures for PP&E, partially offset by $5.6M from short- term investments. Financing Activities  $46.6M net inflow, enhancing cash reserves and providing liquidity. Cash Position  Ended the period with $115M in cash (incl. restricted), a $26.8M increase, showing improved financial stability despite ongoing investments. FX Impact  $4.6M negative impact from exchange rate changes, reflecting global business and international exposure.

O U T L O O K

13 Global 2024 Core Focus – Maintain revenue growth and margin profile as catalysts to improved liquidity and route to profitability. 2024 Outlook $90-95M Q4 Revenue Guidance 15-18% Anticipated Full Year Revenue Growth APAC 25-30% Targeted Gross Margin Targeting increased production capacity at Huzhou facility. Progress towards R&D new product pipeline. EMEA Expected >80% Y/Y revenue growth. Emphasis on securing new strategic partners. Americas Exploring financing for Clarksville completion. Expansion of commercial vehicle market footprint and partnerships, securing ME6 LFP ESS platform sales. Targeting positive adjusted EBITDA contributions from APAC and EMEA in 2024. Profitability focus driving regional efficiency and growth.

14 Click to edit text Who Are We? Reinforcing Our Purpose We strive to be a trusted global leader in sustainable energy technologies and solutions. We aspire to be the company with continued groundbreaking battery innovation across the technology stack. We aim to become a steward of electric mobility and the shift towards a cleaner, greener, and more resilient planet.  775+ Patents Granted or Pending  ~2,500 Global Employees  Founded in 2006  Headquartered in Stafford, Texas  NASDAQ: MVST  Powering Products Worldwide Eyes on the future of technology… Silicon Enhanced Cells  Improved energy density for high performance applications. ME6 - Overhaulable ESS Containers  Optimized TCO with a robust design allowing for overhauls.  Increased capacity and stability with Microvast's high-performance LFP cells.